                                                                         (h)(8)

                                  AMENDMENT to
                      TRANSFER AGENT AND SERVICE AGREEMENT

         AMENDMENT AGREEMENT, effective as of March 7, 2008, by and among HARDING, LOEVNER FUNDS, INC., a corporation organized under the laws of the State of Maryland (the "Fund") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

         WHEREAS the Fund and Investors Bank & Trust Company ("IBT") entered into a Transfer Agent and Service Agreement dated June 1, 1999, as amended, modified and supplemented from time to time (the "Transfer Agent Agreement");

         WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as transfer agent under the Transfer Agent Agreement; and

         WHEREAS, the Fund has requested that State Street amend the Transfer Agent Agreement and State Street has agreed to do so as an accommodation to the Fund notwithstanding that as amended, the Transfer Agent Agreement is not identical to the form of transfer agent agreement customarily entered into by State Street as transfer agent, in order that the services to be provided to the Fund on behalf of its Portfolios by State Street, as successor by merger to IBT, may be made consistently and predictably to the Fund.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendments.

         (a) Section 19 of the Transfer Agent Agreement is hereby amended to amend the notice address to the Bank, as follows:

             "In the case of notices sent to the Bank to:

                    STATE STREET BANK AND TRUST COMPANY
                    John Hancock Tower
                    200 Clarendon Street, JHT
                    Boston, Massachusetts 02116
                    Attention: Andrew Stewart
                    Telephone: 617-937-8125
                    Telecopy:  617-937-6033"

         (b) The following is added as Section 30:

             "Privacy Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P as promulgated under Title A of Title V of the Gramm-Leach-Bliley Act, it shall not disclose the non-public personal information of shareholders in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Transfer Agency Agreement or as otherwise permitted by law or regulation."

         (c) Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A hereto.

2.       Miscellaneous.

         (a) Except as amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.


                                            HARDING, LOEVNER FUNDS, INC.

                                            By: /s/ David R. Loevner
                                                -------------------------------
                                            Name:   David R. Loevner
                                                    ---------------------------
                                            Title:  President
                                                    ---------------------------


                                            STATE STREET BANK AND TRUST COMPANY

                                            By: /s/ Stephen DeSalvo
                                                -------------------------------
                                                    Stephen DeSalvo
                                                    Senior Vice President

                                   APPENDIX A

HARDING, LOEVNER FUNDS, INC.

         International Equity Portfolio
         Global Equity Portfolio
         Emerging Markets Portfolio
         Institutional Emerging Markets Portfolio
         International Small Companies Portfolio
         Frontier Emerging Market Portfolio